EXHIBIT 10.6

AMENDMENT TO

THE MANNATECH, INCORPORATED

2000 INCENTIVE STOCK OPTION PLAN

Effective as of August 7, 2003

The undersigned, constituting all members of the Board of Directors (“Board”) of Mannatech, Incorporated, a Texas corporation (the “Company”), hereby approve, adopt, and consent to the adoption of the following resolutions by unanimous written consent without a meeting pursuant to the provisions of Article 9.10(B) of the Texas Business Corporation Act:

WHEREAS, the Company maintains a plan known as the Mannatech, Incorporated 2000 Incentive Stock Option Plan (the “Plan”), which, by its terms, is subject to amendment by action of the Board;

WHEREAS, the Board has determined that it is in the best interests of the Company and the Plan participants to amend the Plan;

NOW, THEREFORE, BE IT HEREBY:

RESOLVED, that Section 4(a) of the Plan shall be amended to read as follows in its entirety:

“(a) Procedure. The Plan shall be administered by the Board of the Company or the Board may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. To the extent that the Board appoints a Committee to administer the Plan, each member of the Board of Directors who is selected to serve on the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of the regulations adopted under Section 162(m) of the Code. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint new members in substitution, fill vacancies caused, or remove all members of the Committee and thereafter directly administer the Plan.”

RESOLVED FURTHER, that Section 4(b) of the Plan shall be amended as follows beginning at (x):

“… (x) to administer and interpret the option agreement; (xi) to make determinations as to whether a bona fide leave shall be deemed to continue, to the extent that applicable law does not require that it be deemed to continue; and (xii)

to make all other determinations deemed necessary or advisable for the administration of the Plan.”

RESOLVED FURTHER, that a new Section 5(c) shall be added to the Plan as follows:

“(c) No individual may receive Options under this Plan during any calendar year for more than 500,000 shares of the Company’s stock.”

RESOLVED FURTHER, that the first sentence of Section 7 of the Plan shall be amended to read as follows:

“Each Option shall terminate and is no longer exercisable after 5:00 p.m. on the day immediately preceding the ten (10) year anniversary of the date of its grant, except if terminated earlier as provided in the Stock Option Agreement.”

RESOLVED FURTHER, that Section 8(c) of the Plan shall be amended to read as follows:

“(c) An option may be exercised, in whole or in part, to the extent exercisable, by giving written notice prior to its expiration to the Chief Financial Officer of the Company in the form specified by the Committee, accompanied by payment of the option price. In addition to the option price the optionee will be required to include payment of all federal, state, local or other income excise or employment taxes subject to withholding (if any) by the Company, a parent or subsidiary as a result of the exercise of this option (collectively, the “Exercise Price”) for the total number of shares specified for purchase. The Exercise Price payment shall be payable in full by cash or check. Alternatively, in the sole discretion of the Committee and upon such terms as the Committee shall approve, the option may provide that the Exercise Price may be paid by:

(1) Cashless Exercise. During any period for which the shares are publicly traded (i.e., the shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the shares are quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported), by a copy of instructions to a broker directing such broker to sell the shares for which this option is exercised, and to remit to the Company the aggregate Exercise Price of such option (“Cashless Exercise”); provided, however, a Cashless Exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, a parent or subsidiary in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited;

(2) (unless prohibited by the Committee) certificates representing shares of Common Stock of the Company, which will be valued by the Company at the closing fair market price per share of the Company’s Common Stock on the date of exercise of such certificates to the Company, accompanied by an assignment of the stock to the Company, provided that such shares have been held and owned by the optionee for at least six (6) prior months; or

(3) (unless prohibited by the Committee) any combination of cash and Common Stock of the Company valued and subject to the restrictions as provided in clause (2). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable. “

RESOLVED FURTHER, that a new Section 8(d) of the Plan shall be incorporated as follows:

“(d) Under Section 422(d) of the Code, to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by the undersigned during any calendar year (under all incentive stock option plans of the Company, a parent or subsidiaries) exceeds $100,000.00, such options shall be treated as options which are not incentive stock options, but shall be exercisable by their terms. Where more than one option that has been designated as an incentive stock option, the determination of which options are to be treated as incentive stock options shall be based on the order in which such options were granted. If the $100,000 annual limitation is first exceeded as the result of the option covered by this agreement, upon each exercise of this option, that fraction of shares of Common Stock covered by such exercise, equal to (i) the amount by which the grant of this option causes the $100,000 annual limitation to be exceeded, divided by (ii) the aggregate fair market value of this option, determined as provided above, shall be treated as shares acquired upon exercise of options which are not incentive stock options, and the balance shall be treated as shares acquired upon exercise of an incentive stock option.”

RESOLVED FURTHER, that the first sentence of the third paragraph of Section 9(a) of the Plan, beginning “An Option shall be deemed…” shall be deleted and replaced with the following language:

“An Option may be exercised in whole or in part prior to its expiration at the time or times specified in the vesting schedule contained in the Stock Option Agreement. An Option shall be deemed to be exercised, in whole or in part, when written notice of such exercise has been given to the Chief Financial Officer of the Company prior to its expiration, in accordance with the terms of the Option, by the person entitled to exercise the Option, and full payment (including any applicable withholding amounts) for the Shares with respect to which the Option is exercised has been received by the Company.”

RESOLVED FURTHER, that the following three new paragraphs shall be added to the end of Section 9(b) of the Plan:

“An Employee who is employed by an employer that is a subsidiary of the Company, will be considered to have terminated Employee status in the event that the employer ceases to be a subsidiary of the Company.

Service shall be deemed to continue while Employee is on a bona fide leave of absence, to the extent required by applicable law. To the extent applicable law does not require such a leave to be deemed to continue while on a bona fide leave of absence, such bona fide leave of absence shall be deemed to continue if, and only if, expressly provided in writing by the Committee or a duly authorized officer of the Company, parent or subsidiary for whom Employee provides services.

Outstanding options that are not exercisable at the time of termination of service for any reason shall expire at the close of business on the date of such termination.”

RESOLVED FURTHER, that the provision in the first paragraph of Section 11 of the Plan beginning with “shall be proportionately adjusted” and ending with “or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company” shall be amended to read as follows:

“…shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, re-capitalization, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company …”

RESOLVED FURTHER, that the last sentence of the second paragraph of Section 11 of the Plan shall be deleted and replaced with the following language:

“In the event of any recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be a similar transaction or circumstance, where the Company is not the surviving entity, if this option is cancelled without substitution of a successor option or payment of alternative consideration that the Committee determines in good faith to be equitable under the circumstances, Optionee shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such transaction or ten days after the Committee provides Optionee with a notice of cancellation, to exercise this option in whole or in part without regard to any installment exercise provisions in the Stock Option Agreement.”

RESOLVED FURTHER, that a new paragraph shall be added at the end of Section 14 of the Plan as follows:

“The Company may, but shall not be obligated to, register or qualify the sale of shares under the Securities Act of 1933 or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of shares under this agreement to comply with any law.”

The foregoing amendments shall be effective with respect to options granted after the effective date first specified above.